EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 19, 1999, in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Nos. 333-21363 and 333-71301.

ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 1999